UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

SOURCEFIRE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-33350	52-2289365
(Commission File No.)	(IRS Employer Identification No.)

9770 Patuxent Woods Drive

Columbia, Maryland 21046

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 410-290-1616

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 2, 2012, Sourcefire, Inc. (the “Company”) issued a press release announcing that it currently expects revenue and adjusted net income per share for the quarter ended September 30, 2012 to be slightly above the guidance ranges given on July 31, 2012. A copy of this press release is attached hereto as Exhibit 99.2. In accordance with General Instruction B.2. of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, and in Exhibit 99.2 hereto related to this Item 2.02, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2012, John C. Burris retired as Chief Executive Officer of the Company, effective immediately. Mr. Burris will remain a member of the Company’s Board of Directors.

In connection with his retirement, the Company entered into a Retirement Agreement with Mr. Burris, dated October 1, 2012 (the “Retirement Agreement”). Under the terms of the Retirement Agreement, the Company accelerated the vesting of the 83,650 unvested restricted stock units held by Mr. Burris as of October 1, 2012. The Company expects to incur approximately $3.7 million of additional stock-based compensation expense in the fourth quarter of 2012, in connection with the acceleration of vesting of the restricted stock units. Unvested stock options held by Mr. Burris as of October 1, 2012 will continue to vest in accordance with their terms while Mr. Burris remains on the Board of Directors. Additionally, the Company agreed to continue to pay the premiums on a life insurance policy covering Mr. Burris until Mr. Burris attains age 65 or until such earlier time as the Company and Mr. Burris may agree. The Company anticipates that such premium payments will be approximately $4,000 per year.

The foregoing description of the Retirement Agreement is a summary and is qualified in its entirety by the terms of the Retirement Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. A copy of the press release issued by the Company is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Retirement Agreement, dated October 1, 2012, between Sourcefire, Inc. and John Burris

99.2	Press Release of Sourcefire, Inc., dated October 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2012	SOURCEFIRE, INC.

	By:	/s/ Douglas W. McNitt
Douglas W. McNitt
Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Retirement Agreement, dated October 1, 2012, between Sourcefire, Inc. and John Burris

99.2	Press Release of Sourcefire, Inc., dated October 2, 2012